    LOAN CONTRACT WITH GUARANTEE OF PLEDGE WITHOUT DISPOSSESSION AND MORTGAGE

BETWEEN:

               EL BANCO DOMINICANO DEL PROGRESO, S. A., banking institution organized according to the laws of the Dominican Republic, with business domicile at No. 3 John F. Kennedy Avenue of this city, duly represented by its Executive Vice-President, Mr. PEDRO E. CASTILLO L., Dominican, of legal age, married, banking officer, bearer of personal identification and electoral card No. 001-0066343-4, domiciled and resident in this city, entity which hereinafter shall be named "THE BANK", on one hand, and on the other hand,

               The Company PRICESMART DOMINICANA, S. A., commercial entity organized according to the laws of the Dominican Republic, with domicile and business domicile at No. 54 Charles Summer Avenue, of this city, duly represented by Messrs. ALBERTO BONETTI, Dominican, of legal age, married, bearer of personal and electoral card No. 001-0102205-1, domiciled and resident in No. 33 Porfirio Herrera Street, Piantini, of this city, and ERIC TORRES, US Citizen, of legal age, single, Business Manager, bearer of US Passport No. 093904746, domiciled and resident in this city; and the Company INMOBILIARIA PRICESMART, S. A., commercial entity organized according to the laws of the Dominican Republic, with domicile and business domicile at No. 54 Charles Summer Avenue, of this city, duly represented by Messrs. ERIC TORRES and ALBERTO BONETTI, whose data are above stated, which hereinafter shall be named "THE SOLIDARY CO-DEBTORS".


         WHEREAS: "THE SOLIDARY CO-DEBTORS" have requested a loan to "THE BANK" for the amount of SEVEN MILLION UNITED STATES DOLLARS (US$7,000,000.00), according to item i) ordinal 3, of the Third Resolution of the Monetary Board dated December 11, 1992.

         WHEREAS: "THE BANK" under the terms and conditions herein below defined, has approved the request of "THE SOLIDARY CO-DEBTORS";

         WHEREAS: In consideration of the amount of the loan, "THE BANK" has requested the commercial entities PRICESMART, INC., PSC, S. A., PSMT CARIBE, INC. and VENTURES SERVICES, INC., hereinafter "THE SOLIDARY GUARANTORS", which are part of the economic group of "THE SOLIDARY CO-DEBTORS", to subscribe, as to the effect, guarantee letters issued in favor of "THE BANK" in regards to all and each of the obligations contracted by "THE SOLIDARY CO-DEBTORS" by virtue of this contract, which are integral part of the same contract and are incorporated as Attachment I;

         THEREFORE, and in the understanding that the above paragraphs are integral parts of this contract:

         ARTICLE ONE: OBJECTIVE.- "THE BANK" hereby grants to "THE SOLIDARY CO-DEBTORS" who accept, a loan with own funds for the amount of SEVEN MILLION UNITED STATE DOLLARS (IS$7,000,000.00), to be destined to finance the construction of commercial premises and the acquisition of equipment.

         PARAGRAPH II: DISBURSEMENTS.- Once "THE BANK" has confirmed that it has received from "THE SOLIDARY CO-DEBTORS" the documents which satisfy the conditions and requirements established for the disbursement in this contract, provided that the same have the funds available for such purposes, it shall place the approved amount at the disposition of the "THE SOLIDARY CO-DEBTORS", within a period of three (3) working days, through a wire transfer of funds for the sum of the loan, in the understanding "THE SOLIDARY CO-DEBTORS" shall cover all the expenses, of all type, in which it may incur to perform such disbursement. Once accepted the disbursement request by "THE BANK", it will be considered irrevocable and binding for "THE SOLIDARY CO-DEBTORS". "THE SOLIDARY CO-DEBTORS" shall indemnify "THE BANK" against any loss or expenses incurred as result of the fault of "THE SOLIDARY CO-DEBTORS" in satisfying or complying in or before the date specified for the disbursement of the conditions and requirements stipulated in this contract as conditions previous to the disbursement. Within these faults are included, without limitation, any loss or expense incurred due to the liquidation or reuse of the deposits to other funds acquired by "THE BANK" to obtain the funds or finance the disbursement to be made by this latter as part of the disbursement request, when the same is not executed on the date agreed, in consequence of the non-compliance by "THE SOLIDARY CO-DEBTORS".

         ARTICLE TWO: PROMISSORY NOTES.- "THE SOLIDARY CO-DEBTORS" bind themselves to jointly subscribe this loan contract, a promissory note in Dollars in favor of "THE BANK", for the amount of SEVEN MILLION UNITED STATES DOLLARS (US$7,000,000.00), which shall be waived of protest for lack of payment.

         ARTICLE THREE: PREVIOUS CONDITIONS.- The previous conditions hereinafter mentioned must have been satisfied by "THE SOLIDARY CO-DEBTORS" before performing the disbursement under the loan:

         A) DOCUMENTS PROVING THE LOAN: This loan contract and accessorial shall be duly authorized, subscribed and executed by the respective parties and shall be in full force and effect before it is carried out.

         B) COMPLIANCE: "THE SOLIDARY CO-DEBTORS" shall have complied and adhered to the extent each of its liabilities and obligations contained in the contract pertaining to this transaction and whose compliance is required upon the subscription date of the same or on the date of the disbursement. No fault should have occurred prior or on the date of subscription of this contract or upon the date of any disbursement and there shall be no condition or situation that on the date of subscription of the same or the date of disbursement may constitute non-compliance by "THE SOLIDARY CO-DEBTORS".

         C) PAYMENT WITHOUT DEDUCTIONS: All payments to be made by "THE SOLIDARY CO-DEBTORS" under this contract or any promissory note issued as consequence of the same shall be made tax exempted and without any deduction or discount for any duty, contribution, charge or lien, recharge, tax retention, currently existing or which may exist in the future, in the Dominican Republic, and the responsibility and payment of such duties shall be exclusively under the account of "THE SOLIDARY CO-DEBTORS", in the understanding that if for any cause "THE BANK" needs to pay directly such duties, "THE SOLIDARY CO-DEBTORS" shall be bound, upon request of "THE BANK" affected, to indemnify for such payment of duties and cover the interests at the rate established in the contract.

         ARTICLE FOUR: EXPIRATION AND PAYMENT METHOD.- "THE SOLIDARY CO-DEBTORS" are bound to pay this debt in the period of one hundred eighty (180) days, beginning upon the _____________________ ( ) day of the month of _________________ of the year 2000, through the payment of one (1) sole settlement of capital of SEVEN MILLION UNITED STATES DOLLARS (US$7,000,000.00), due on the day of the month of of the year 2000.

         PARAGRAPH I: "THE BANK" shall have the option at the expiration of the period indicated in this article for the payment of the debt, and subject to the existing availability, of restructuring the loan at long term, under the conditions that will be agreed by the parties in a term of no more than 60 days before such expiration date. In the event that "THE BANK" decides not to renew this contract, it shall so notify "THE SOLIDARY CO-DEBTORS" thirty (30) days prior to the expiration of the loan.

         PARAGRAPH II: ANTICIPATED PAYMENTS.- "THE SOLIDARY CO-DEBTORS" shall have the faculty to prepay or pay in advance the total or part of the debt, provided that they do not owe any amount due to demandable interests or any other reason, by giving anticipated notice in writing to "THE BANK" at least thirty days before the date on which the advance payment will be made and whose communication shall indicate the estimated date and the amount of the prepayment.

         ARTICLE FIVE: EXCHANGE RISK.- The obligations of "THE SOLIDARY CO-DEBTORS" to pay the capital of the financing, interests earned and other obligations owed to "THE BANK" by virtue of this contract, shall only be considered discharged by the payment in United States Dollars, in such manner and place specified in the provisions of this contract in regards to the payments, without taking into account the existence of a sentence or judicial decision stated in other currency.

         PARAGRAPH I: in the event that for any reason of force majeur, the payments made in Dominican pesos, the same shall be converted from pesos to US dollars, through the calculation of the rate of sale of dollars to the public existing in the private market of foreign currency of Santo Domingo. If there is no open quote for the purchase-sale of the US currency in the private market of exchange of Santo Domingo, the conversion shall be made in such manner that the amount paid in other currency or considered as owed by virtue of this contract be enough in order that according to the standard banking procedures, "THE BANK" may buy the necessary US dollars to cover the sum owed in the exchange market of New York or any international exchange market. Is the amount so purchase is less than the sum originally owed in the currency in which the loan has been granted, "THE SOLIDARY CO-DEBTORS" agree to indemnify "THE BANK" against the loss and if the amount in dollars so purchased exceeds the sum originally owed to"THE BANK", this latter convenes to reimburse "THE SOLIDARY CO-DEBTORS" such excess.

         PARAGRAPH II: WAIVER TO THE MONETARY PARITY.- The parties recognize and accept that the value of the Peso in comparison to the US Dollar is established by the law of the offer and demand in the free exchange market. Therefore, "THE SOLIDARY CO-DEBTORS" waive from now on to adhere to the validity of article 1st of Law No. 1528, dated October 9, 1947, which establishes that the parity of the Dominican Peso with the US Dollar. Likewise, ""THE SOLIDARY CO-DEBTORS" resign to claim any judicial or legal disposition in regards to the mentioned parity.

         ARTICLE SIX: INTERESTS.- "THE SOLIDARY CO-DEBTORS" shall pay annual interests at eleven point fifty percent (11.50%) over the basis of one year of three hundred sixty (360) days, payable in the offices of "THE BANK" monthly and uninterruptedly, beginning on the month of ________________ of the year 2000.

         ARTICLE SEVEN: CLOSING COMMISSION.- "THE BORROWER" shall pay to "THE BANK" a sole commission of cero point five percent (0.5%) of the amount disbursed, at the moment of signing the contract, due to expedition and related charges.

         ARTICLE EIGHT: MORATORIUM.- "THE SOLIDARY CO-DEBTORS" bind themselves, in the event of not complying upon its expiration any of the payment obligations, to pay moratorium charges, under penal clause, the TWO PERCENT (2%) monthly or fraction of month, over the amount past due, without judicial or extrajudicial requirement, by previous notice to "THE SOLIDARY CO-DEBTORS" with ten (10) days in advance.

         ARTICLE NINE: CHANGE OF THE INTEREST RATE.- If during the validity of this contract, a new law, decree or resolution of the Monetary Board would authorize an increase in the rate of interest beyond the one convened in this contract, or in the event of a delay in regards to the date in which the payment should have been made, or when the conditions in the market justify a change of such rate, "THE BANK" shall be empowered to increase in an unilateral manner the interests convened in this contract, up to the maximum extent permitted, with previous notice to "THE SOLIDARY CO-DEBTORS" with five days in advance.

         ARTICLE TEN: ANTICIPATED PAYMENTS.- "THE SOLIDARY CO-DEBTORS" may pay any part of the capital borrowed before its expiration provided that they do not owe any other charge for demandable interests.

         ARTICLE ELEVEN: EXPIRATION ON HOLIDAYS.- Any payment or any other act established in this contract to be made on Saturdays or holidays according to the law of the place where the same proceeds, it shall be validly considered made on the first following working day without any additional charge.

         PARAGRAPH I: EXIGIBILE COMPLIANCE OF THE OBLIGATIONS OF THE "THE SOLIDARY CO-DEBTORS".- "THE SOLIDARY CO-DEBTORS" understand that "THE BANK" is empowered to demand the compliance of all the obligations, be them herein contained or in any other contract related to the same; the validity, originality, execution or sufficiency of this contract, of the other accessorial or any document created on them, and in the event of any fault by "THE SOLIDARY CO-DEBTORS" or any other person in the compliance of their obligations under this contract or in regards to the promissory note may exercise the rights and faculties herein conferred.

         PARAGRAPH II.- ADVISORS AND PROXIES OF THE BANK.- "THE BANK" shall contract advisors, experts or other proxies to comply certain specific tasks and shall not be responsible for the negligence or misconduct of any of the advisors, experts or proxies, provided that the same have been selected with reasonable care, without prejudice to any action that "THE BANK" may exercise directly against such advisors, experts or other proxies committed by them. Neither "THE BANK" or any of its directors, officers, employees or agents shall be responsible of any action taken or not taken by it or by them under this contract or in relation to the same, with exception of its own material or serious negligence, as well as its directors, officers and employees.

         ARTICLE TWELVE: ASSIGNMENT OF THE LOAN BY "THE BANK".- With exception of what is established in this contract, "THE BANK" shall assign one or more assignees the total or part of its rights and obligations or its participation under this contract. "THE BANK" and the assignee shall subscribe and execute a document or assignment of share contract duly notified through bailiff act, in compliance to Article 1690 of the Civil Code. In the same manner, "THE BANK" shall give any promissory note that may be part of such assignment or participation, in the understanding that once executed the assignment, the assignee of the same shall be considered a party of this agreement in the measure stipulated in the Assignment Contract and shall have the rights and obligations of "THE BANK" under this contract, remaining this latter and the assigning bank, as established in such assignment, discharged of its obligations related to this agreement in regards to the portion transferred, upon such moment.

         ARTICLE THIRTEEN: GUARANTEE OF PLEDGE WITHOUT DISPOSSESSION.- PRICESMART DOMINICANA, S. A. grants if favor of "THE BANK" a guarantee of PLEDGE WITHOUT DISPOSSESSION, in order to be ruled by the dispositions of the Agriculture Incentive Law Number 6186 dated February 12, 1963, on machineries, equipment of its property described below:


-------------------------------- ------------------ ----------------------------------------- ------------------
    MACHINERY AND EQUIPMENT          QUANTITY                     DESCRIPTION                   VALUE IN RD$
-------------------------------- ------------------ ----------------------------------------- ------------------
Forklifts                        3                  Yale, Model ESC302A                       1,132,800.00
                                                    Series 2945W04420W
                                                    -----------------------------------------
                                                    Series 2945W04112W
                                                    -----------------------------------------
                                                    Series 2945W04433W
-------------------------------- ------------------ ----------------------------------------- ------------------
Battery chargers for forklifts   3                  HOBBART, Model 880C3-                     102,800.00
                                                    18/950
                                                    Series 399CS52671
                                                    -----------------------------------------
                                                    Series 399CS52676
                                                    -----------------------------------------
                                                    Series 399CS52669
-------------------------------- ------------------ ----------------------------------------- ------------------
Forklift batteries               6                  DEKA, Model 18-P137-15                    372,900.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Vehicle to transport batteries   2                  DEKA, Model TCP24PP                       106,000
-------------------------------- ------------------ ----------------------------------------- ------------------
Levels for shippers              2                  YALE, Model CM65W-8L                      123,300.00
-------------------------------- ------------------ ----------------------------------------- ------------------
                                                    GLABREATH 30/60,
Compactor                        1                  Model HD2200, Series GVB0194              169,700.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Manual forklifts (elevators)     10                 SIG JOE, Model L50                        104,600.00
                                                    FOURWAY
                                                    Series F20431-99
                                                    -----------------------------------------
                                                    Series F20436-99
                                                    -----------------------------------------
                                                    Series F20457-99
                                                    -----------------------------------------
                                                    Series F20443-99
                                                    -----------------------------------------
                                                    Series F17411-99
                                                    -----------------------------------------
                                                    Series F20435-99
                                                    -----------------------------------------
                                                    Series F17414-99
                                                    -----------------------------------------
                                                    Series F20437-99
                                                    -----------------------------------------
                                                    Series F20452-99
-------------------------------- ------------------ ----------------------------------------- ------------------
Furniture for cash registers     16                 KILSON, Model KCU-                        422,600.00
                                                    3500-PGT, Series 50528
-------------------------------- ------------------ ----------------------------------------- ------------------
Floor cleaner                    1                  MARCO, Model 680                          144,800.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Pizza refrigerator               1                  CONTINENTAL, Model                        51,700.00
                                                    CPT-67, Series 13347208
-------------------------------- ------------------ ----------------------------------------- ------------------

                                       8


-------------------------------- ------------------ ----------------------------------------- ------------------
Shelves for freezers                                AMCO, Model CC1836E-                      36,300.00
                                                    SBP
-------------------------------- ------------------ ----------------------------------------- ------------------
Continental freezer              1                  CONTINENTAL, Model                        36,200.00
                                                    IF, Series 13373839
-------------------------------- ------------------ ----------------------------------------- ------------------
Pizza dough press                1                  DOUGH PRO, Model DP-                      55,800.00
                                                    1100, Series 94B99H
-------------------------------- ------------------ ----------------------------------------- ------------------
Pizza table                      1                  UNIVERSAL, Model PC-                      48,900.00
                                                    PDT-602-4
-------------------------------- ------------------ ----------------------------------------- ------------------
Double oven for pizza            1                  M. MARSHALL, Model                        374,800.00
                                                    PS22OFS-D-G, Series 187110999
-------------------------------- ------------------ ----------------------------------------- ------------------
Smoke extractor for pizza        1                  LARKIN, Series 26235                      52,000.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Pizza cars                       3                  DOUGH PRO, Model DC-                      48,100.00
                                                    63
-------------------------------- ------------------ ----------------------------------------- ------------------
Hot Dog Cooker                   1                  CRAIG, Model LB-7-33Sc,                   130,000.00
                                                    Series 5065
-------------------------------- ------------------ ----------------------------------------- ------------------
Display furniture                1                  UNIVERSAL, Model PS                       80,500.00
                                                    CUSTOM
-------------------------------- ------------------ ----------------------------------------- ------------------
Churros display                  1                  STAR, Model HFD-3                         22,100.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Beverage machine display         1                  UNIVERSAL, Model P/C                      43,900.00
                                                    BC-76
-------------------------------- ------------------ ----------------------------------------- ------------------
Beverage and ice machine         1                  BOOTH CRYSTAL, Model                      66,500.00
                                                    220205061BC-50, Series 30068
-------------------------------- ------------------ ----------------------------------------- ------------------
Ice machine                      1                  CRYSTAL TIPS, Model                       60,000.00
                                                    802CAS251-30
-------------------------------- ------------------ ----------------------------------------- ------------------
Species machine                  1                  UNIVERSAL Model PC                        59,100.00
                                                    CC 9624 2a
-------------------------------- ------------------ ----------------------------------------- ------------------
Water filter                     1                  CUNO, Model A64233,                       14,500.00
                                                    Series A-65795
-------------------------------- ------------------ ----------------------------------------- ------------------
Water treatment system           1                  NIMBUS, Model 2000                        92,100.00
                                                    GPD
-------------------------------- ------------------ ----------------------------------------- ------------------
Roasted beef oven                6                  A. BAKERY, Model MSR2                     454,900.00
                                                    Series 102977
                                                    -----------------------------------------
                                                    Series 102978
                                                    -----------------------------------------
                                                    Series 102980
                                                    -----------------------------------------
                                                    Series 102981
                                                    -----------------------------------------
                                                    Series 102526
                                                    -----------------------------------------
                                                    Series 103735
-------------------------------- ------------------ ----------------------------------------- ------------------
Chicken holder display           1                  A. BAKERY, Model CHT213                   65,900.00
                                                    TRAY, Series 102437
-------------------------------- ------------------ ----------------------------------------- ------------------
Chicken autoservice station      1                  A. BAKERY, Model SSW-                     116,300.00
                                                    4, Series D030629
-------------------------------- ------------------ ----------------------------------------- ------------------
Bakery oven and                  2                  BAXTER, Series 241000717                  206,400.00
-------------------------------- ------------------ ----------------------------------------- ------------------

                                       9

-------------------------------- ------------------ ----------------------------------------- ------------------
pastries
-------------------------------- ------------------ ----------------------------------------- ------------------
Meat grinder                     1                  HOLLYMATIC, Model                         131,700.00
                                                    175, Series 1752945
-------------------------------- ------------------ ----------------------------------------- ------------------
Meat cutter                      1                  HOLLYMATIC, Model                         86,300.00
                                                    2922, Series HY-16
-------------------------------- ------------------ ----------------------------------------- ------------------
Weight scale with printer        2                  DRC, Model CX20ET,                        73,600.00
                                                    Series 9043249
-------------------------------- ------------------ ----------------------------------------- ------------------
Cutting machine                  1                  BERKEL, Model 834EPB,                     240,800.00
                                                    Series 360358MD99
-------------------------------- ------------------ ----------------------------------------- ------------------
Paking machine                   2                  Model AC3000, Series 90027882             107,800.00
-------------------------------- ------------------ ----------------------------------------- ------------------
                                                    Series 88327834
-------------------------------- ------------------ ----------------------------------------- ------------------
Forklift for heavy                                  COATS, Model 5050", Series                73,600.00
vehicles                         1                  9903107128
-------------------------------- ------------------ ----------------------------------------- ------------------
Forklift for light vehicles      1                  COATS, Model 4040", Series                47,500.00
                                                    9907155931
-------------------------------- ------------------ ----------------------------------------- ------------------
Compressor                       1                  INGERSOLL RAND, Model                     27,400.00
                                                    2475N5, Series P990830364
-------------------------------- ------------------ ----------------------------------------- ------------------
Pneumatic system for deposits    1                  AIRLINK                                   125,600.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Membership displays                                 OMNI                                      303,200.00
Displays  for  photograph  area
and display for travel agency    5
-------------------------------- ------------------ ----------------------------------------- ------------------
Alarm system                     1                  Model 01-5207                             361,600.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Photograph Developing equipment  1                  NORITSU, QSF-V30,                         1,817,000.00
                                                    Series 18331108
-------------------------------- ------------------ ----------------------------------------- ------------------
Telephone system                 1                                                            298,300.00
-------------------------------- ------------------ ----------------------------------------- ------------------
Area for carts                   1                  REHRIGH, Model 4300-15                    761,600.00
-------------------------------- ------------------ ----------------------------------------- ------------------
and 400 carts for merchandise    400                REHRIGH, Model 1200-50
-------------------------------- ------------------ ----------------------------------------- ------------------
Safe box                         1                  SAFE & VAULT, Model                       73,900.00
                                                    SVM 6030 PCD
-------------------------------- ------------------ ----------------------------------------- ------------------
TOTAL                                                                                         RD$9,345,470.00


         PARAGRAPH I: NO LIEN AND POSSESSION OF PLEDGE.- PRICESMART DOMINICANA, S.A. declares under faith of oath, that the goods given in pledge through this act are of its exclusive property and that the same have not been placed in guarantee before another individual or company. Likewise, it is bound to keep and maintain them in good conditions and take the necessary measures to avoid such movables to tear and wear, and place them under the disposition of the competent authorities in the event of proceeding due to lack of payment of any of the obligations hereby contracted.

         PARAGRAPH II. VALUE OF THE GOODS GIVEN IN GUARANTEE.- "THE SOLIDARY CO-DEBTORS" declare that the goods given in guarantee have a total value at the moment of the appraisal, of NINVE MILLION THREE HUNDRED FORTY FIVE THOUSAND FOUR HUNDRED PESOS WITH 00/100, and are located at the following address: No. 54 Charles Summer Avenue, of this city.

         ARTICLE FOURTEEN: MAINTENANCE OBLIGATION.- "THE SOLIDARY CO-DEBTORS" are bound to keep the machineries and equipment given in guarantee in good condition of operation and authorizes "THE BANK" to make inspections periodically to prove the status of the same.

         ARTICLE FIFTEEN: SUBSTITUTION OF GUARANTEE.- In the event of fire, theft or deterioration of motor or skeleton of the machineries and equipment given in pledge, "THE SOLIDARY CO-DEBTORS" shall be bound to substitute them in a term of thirty (30) days, by others of the same quality, make and value. This period may be extended at discretion of "THE BANK" in the event the manufacturer does not have available the equipment or machineries to be substituted.

         ARTICLE SIXTEEN: MORTGAGE GUARANTEE.- For the security and guarantee of the payment of the amount owed, as well as the interests and other obligations to the account of "THE SOLIDARY CO-DEBTORS", INMOBILIARIA PRICESMART, S. A. grants a mortgage of FIRST DEGREE in favor of "THE BANK" over the immovable of its property described below:

              1. "A portion of land of Ten Thousand Two Hundred Square Meters (10,200 Mts(2)) located within the area of Lot No.110-Ref.-779-A-3-B (One Hundred Ten-Reformed-Seven Hundred Seventy Nine-A-Three-B) of Cadastral District No. 4 (Four) of the National District. Supported by Title Certificate (Duplicate from the Owner) No.86-10301, issued by the Registrar of Titles of the National District on September 12, 1997".

              2. "A portion of land of Ten Thousand Two Hundred Square Meters (10,200 Mts(2)) located within the area of Lot No.110-Ref.-779-A-3-B (One Hundred Ten-Reformed-Seven Hundred Seventy Nine-A-Three-B) of Cadastral District No. 4 (Four) of the National District. Supported by Title Certificate (Duplicate from the Owner) No. 84-9844, issued by the Registrar of Titles of the National District on October 9, 1984, limited to the North, Charles Summer Avenue; to the East, Lot No.110-Ref.-779-A-3 (remaining part); to the South, Lot No. 102-A, of Cadastral District No. 3 of the National District; and to the West, Area No. 7 and 4 of Block No. 2918, Area Nos. 6 and 5 of Block No. 2915."


         PARAGRAPH I: PROHIBITION OF SALE, DONATION AND GUARANTEE.- It is understood that INMOBILIARIA PRICESMART, S. A. shall not consent transfers, assignments, donations, sales, or any other lien or any other new charges or encumbrances over the immovable subject of this mortgage without the express consent of "THE BANK", INMOBILIARIA PRICESMART, S. A authorizes the pertaining Registrar of Titles to take record of this prohibition. Likewise, INMOBILIARIA PRICESMART, S. A. authorizes "THE BANK" or the person whom this latter empowers to pick up the Duplicate of the Owner from the Office of the Registrar of Titles, after having registered the mortgage and keep them until the total settlement of the loan.

         PARAGRAPH II: TAX OBLIGATIONS.- "THE SOLIDARY CO-DEBTORS" are bound to pay in a timely basis all fiscal and municipal taxes charged or which may be subject to in the future those immovable in question, or any other duty including income tax, which may affect the mortgage approved and the availability of the properties herein above described. In the event of non-compliance or demurrage of the "THE SOLIDARY CO-DEBTORS" such taxes and the amounts given in advance by "THE BANK" shall be immediately demandable and shall generate interests to the highest rate authorized by the monetary authorities.

         PARAGRAPH III: EXCHANGE RATE FOR THE REGISTRATION OF GUARANTEE.- For the purpose of registration of the mortgages in US Dollars, it shall be taken as reference the exchange rate in effect for the sale at the Central Bank of the Dominican Republic at the moment of registration of the mortgages. Nevertheless, the parties admit that this rate shall only have application for the objectives of such registration, for which the payment obligations shall be complied according to what is established in articles three and four of this contract.

         ARTICLE SEVENTEEN: INSURANCE.- The company PRICESMART DOMINICANA, S. A. assigns and endorse in favor of "THE BANK" which accepts in capacity of irrevocable beneficiary, the Insurance Policy No. 121-048139, against fire and allied lines, issued by Compania Nacional de Seguros, C. por A., located at No. 31 Maximo Gomez Avenue of this city, endorsed in favor of "THE BANK" under policy No. 001-0182/2000, on the twenty second (22nd) day of February of the year two thousand (2000), up to the amount of SEVEN MILLION UNITED STATES DOLLARS (US$7,000,000.00).

         PARAGRAPH: VALIDITY OF THE POLICY.- "THE SOLIDARY CO-DEBTORS" are bound to keep in force through consecutive renewals and during the period while in debt with "THE BANK", the insurance policy, in the understanding that if they would not renew it, "THE BANK" shall be authorized, without liability, to make such renewal to the account of "THE SOLIDARY CO-DEBTORS", being these latter bound to cancel the advances paid by "THE BANK" before the next expiration of the conventional interests established in this contract, in the understanding the amounts that "THE BANK" gave in advance for such reason shall generate interest at the existing rate in the market and shall be demandable at the option of "THE BANK". The amounts anticipated by "THE BANK" for such reasons, shall be supported by the guarantee described in this act. In the event that an accident may occur, "THE BANK" shall apply the amount of the insurance to the interests, capital and other expenses pertaining to the loan granted. "THE BANK" shall reimburse "THE SOLIDARY CO-DEBTORS" any difference existing upon its favor.

         ARTICLE EIGHTEEN: The parties herein, recognize and agree that even the obligations under this contract shall be dischargeable with the receipt from the "THE BANK" of a sufficient amount of the original currency in which the loan was granted, for processing and judicial purposes, in the event that "THE BANK" may have to continue the execution of the guarantees, the demand for payment, and processing acts and procedures of execution of the guarantees shall be performed for a sum equivalent in pesos to the amount in dollar at that moment, calculated such total based on the exchange rate for sale in force at the Central Bank of the Dominican Republic at the time of the execution, all of it without prejudice to the validity and effect of the dispositions of Article Five of this Contract.

         ARTICLE NINETEEN: DOCUMENTS RELATED TO THE GUARANTEES.- Before the first disbursement, all the documents regarding the guarantees, in the extent it may be appropriate, such as mortgages and pledges without dispossession are granted in favor of "THE BANK" by virtue of this contract or its accessorial, and any other document which may be necessary for the "THE BANK" to proceed, in the manner established herein, should have been duly given, signed and made by "THE SOLIDARY CO-DEBTORS" and shall be registered, as may applicable according to the provisions of this contract, in all offices and branches where may be necessary in order to execute such guarantees and all the necessary actions to carry out such procedure shall be at the account of the "THE SOLIDARY CO-DEBTORS", including all taxes, registrations fees and any other charge or expenses, including legal honoraries by the attorney of "THE BANK".

         ARTICLE TWENTY: VALUE OF THE GUARANTEES:- Before any disbursement, "THE BANK" must prove that the value of the loan does not exceed the 70% of the value of the immovable given in guarantee, determined by appraisals performed by a firm known and accepted by "THE BANK", report which must be maintained during the entire period of this contract. On the contrary, and with the consent of "THE BANK", "THE SOLIDARY CO-DEBTORS" shall grant guarantees over equipment and other movable effects until completed the aforementioned report. The value of such goods shall also be determined by an appraisal or evaluation carried out by a firm which satisfies all the above indicated conditions for the same, which shall be made to the immovable granted in guarantee.

         ARTICLE TWENTY FIRST: LITIGATION.- "THE SOLIDARY CO-DEBTORS hereby declare and certify that there are no pending, or to best knowledge of "THE SOLIDARY CO-DEBTORS", there are no sentence, action, demand, litigation or procedure existing or possible before any Court, Governmental or Regulatory Authority, Agency,

Commission, Arbitration Board or Panel against the immovable over which the projects are being developed, or against the immovable mortgaged and/or movable pledged in favor of "THE BANK", for the security and guarantee of the payment of the financing.

         ARTICLE TWENTY TWO: EVENT OF DISPOSSESSION.- In the event that the total or part of the immovable granted in mortgage guarantee are hereby dispossessed by the Dominican State or any other competent organism, the price paid as result of the dispossession shall be given by the dispossessed party or consignee to "THE BANK" to apply it to the payment of the value that for this loan may owe "THE SOLIDARY CO-DEBTORS". In consequence, in the vent of such dispossession, "THE SOLIDARY CO-DEBTORS" expressly authorize since now to the dispossessed party consignee to directly give to "THE BANK" the values resulting from the dispossession, in order to apply them to the amortization and/or cancellation of owed balance by "THE SOLIDARY CO-DEBTORS". IN the event that the payment of the price of the dispossession exceeds the balance of what is owed to "THE BANK", this shall give the excess to "THE SOLIDARY CO-DEBTORS".

         ARTICLE TWENTY THREE: COLLECTION OPTION.- It is convened that upon its due date, "THE BANK" may require at its option the payment of the debt to "THE SOLIDARY CO-DEBTORS" through the execution of the above mentioned promissory note, or by other means of right rather than the pledge and mortgage execution, without such fact implying resignation of "THE BANK" to any other rights related to its condition of creditor.

         ARTICLE TWENTY FOUR: COMPENSATION OF DEBT.- Likewise, "THE SOLIDARY CO-DEBTORS" authorize and empower "THE BANK", at its sole option, to compensate any moment the debt by taking possession of any amount of money of its property found in hands of "THE BANK" to cover the payment of conventional or legal capital, interests and accessorial past due and generated by this contract.

         PARAGRAPH: CURRENCY CONVERSION.- In the event that the amounts of monies property of "THE SOLIDARY CO-DEBTORS" but in hands of "THE BANK" were in Dominican currency, "THE SOLIDARY CO-DEBTORS" formally authorize "THE BANK" to convert such sums in United States Dollars, using for this purpose the exchange mechanism established in article four of this contract, after which "THE BANK" may proceed to apply the amounts converted into Dollars to the past due and outstanding obligations by virtue of this document.

         ARTICLE TWENTY FIVE: APPLICATION OF PAYMENTS.- The payments made to "THE BANK" by "THE SOLIDARY CO-DEBTORS" or any other person for the values owed shall apply in the following manner:

         a) To payments made by "THE BANK" to third parties to the account of "THE SOLIDARY CO-DEBTORS" or as consequence of this contract;

         b) To existing moratorium interests;

         c) To past due interests;

         d) To instalments of capital past due by age;

         e) To debts that for any reason (contracting or violating) "THE SOLIDARY CO-DEBTORS" may have with "THE BANK".

         ARTICLE TWENTY SIX: TERMINATION.- The lack of payment of an instalment of capital and/or interests, or the non-compliance of any obligation of payment by "THE SOLIDARY CO-DEBTORS" shall cause the expiration of the period of this contract at discretion of "THE BANK", making demandable the totality of the debt, and executable the guarantees, previously placed in delay "THE SOLIDARY CO-DEBTORS", being able "THE BANK" to exercise this right even if the payment of the past due quota is received afterwards.

         PARAGRAPH I: OTHER REASONS OF TERMINATION.- Likewise, "THE BANK" reserves the right to claim the balance owed at any moment, provided that:

         a) A document issued by "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS" has been object of protest by its holder;

         b) "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS" are found in a virtual situation of ceasing of payment or subject to an alternate agreement before the Chamber of Commerce;

         c) Due to violation or non-compliance by "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS" of what it is stipulated in this contract and similar agreements convened with third parties;

         d) Due to significant deterioration of the financial situation of "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS", which makes difficult the compliance of the obligations convened with third parties;

         e) The violation of "THE SOLIDARY CO-DEBTORS" of what is established in article eleven of this contract;

         f) Due to the non-compliance in the payment of letters of credit and/ or credits of foreign suppliers, or of any similar agreement subscribed with local or international banking institutions directly or by mediation of "THE BANK";

         g) Due to a change in the policy outlined for loans in Dollars by the monetary authorities, previous notice to "THE SOLIDARY CO-DEBTORS" with ninety
(90) days in advance, binding "THE BANK" itself to make the necessary efforts to convert such loan to Dominican pesos;

         h) Because "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS" have created false representation or guarantees over any material;

         i) Due to the non-compliance by "THE SOLIDARY CO-DEBTORS" of the obligations stipulated in the letters of guarantee signed in separate and included as integral part of this contract in Attachment I;

         j) Due to change or property, administrative control of "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS", excepting any direct or indirect increase in the property by PriceSmart, Inc.;

         k) Termination by PriceSmart, Inc. of any agreement of license (granted directly to PSMT Caribe, Inc., and indirectly to the co-debtors);

         l) Dispossession or confiscation of the properties of the co-debtors in the Dominican Republic by any governmental authority;

         ARTICLE TWENTY SEVEN: OBLIGATION OF THE "THE SOLIDARY CO-DEBTORS" AND "THE SOLIDARY GUARANTORS". In addition to the cause of termination established in the previous article, the non-compliance by "THE SOLIDARY CO-DEBTORS" and/or "THE SOLIDARY GUARANTORS" of any of the following obligations shall produce the termination of this contract at discretion of "THE BANK", being demandable the debt, and executable the guarantees;

         a) Not making changes of business or the handling o the business, or consolidate, merge, sell or dispose of their assets and properties

         b) Not selling or assigning the shares that "THE SOLIDARY GUARANTORS" have in "THE SOLIDARY CO-DEBTORS";

         c) Keeping a proper insurance and protection;

         d) Complying all the laws and regulations, payment of duties;

         e) Keeping the licenses granted in force;

         f) Granting a reasonable right of access to "THE BANK" to the premises;

         g) Limitation in the investments;

         h) Encumbering negatively all the assets used as guarantee of this loan;

         i) Not making payments of dividends to the shareholders of "THE SOLIDARY CO-DEBTORS" during the period of the loan, without the previous authorization of "THE BANK";

         j) Not making loans or advance payments to their shareholders or affiliate companies during the period of the loan, without previous authorization of "THE BANK".

         ARTICLE TWENTY EIGHT: FRAUDULENT ACTIONS.- In the event of fraud, deceit, or connivance by "THE SOLIDARY CO-DEBTORS" with third parties to prejudice "THE BANK", this shall have the faculty to demand the immediate cancellation of the loan and proceed to the sale at public auction of the mortgaged immovable and goods given in pledge, independently of claiming through the pertaining judicial way the repair of the fraudulent acts of "THE SOLIDARY CO-DEBTORS" and their collaborators, including the penal actions that the issue may require.

         ARTICLE TWENTY NINE: DISPOSITION OF CREDIT INFORMATION.- "THE SOLIDARY CO-DEBTORS" authorize "THE BANK" to provide the credit information centers the necessary data with the purpose to allow the evaluation of credit by those financial institutions subscribed to such center. "THE SOLIDARY CO-DEBTORS" recognize and accept that the disposition of the referred information by "THE BANK" and/or credit information centers, or any shareholder, officer or employee of one of these, shall not constitute violation of the professional confidentiality according to article 377 of the Penal Code. Therefore, "THE SOLIDARY CO-DEBTORS" resign to any formal and expressly to exercise any action, demand or claim in order to obtain compensation in damages and prejudice for the disclosure of information or having provided inaccurate information. Likewise, ""THE SOLIDARY CO-DEBTORS" promise the adherence of their representatives, shareholders and any other assignee to what has been agreed in this article in accordance to the provisions of article 1120 of the Civil Code.

         ARTICLE THIRTY: TAXES, EXPENSES AND HONORARIES.- "THE SOLIDARY CO-DEBTORS" are bound to pay all the taxes, expenses and honorary fees which originates this contract, as well as any other amount of money that "THE BANK" may have to pay with charge to expenses and honoraries generated in the execution of the guarantee granted in this contract.

         ARTICLE THIRTY ONE: PRUDENTIAL STANDARDS.- "THE SOLIDARY CO-DEBTORS" recognize and accept: a) That through the Second Resolution dated June 29, 1993 and its amendments, dictated by the Monetary Board, prudential standards were established in regards to the loans granted by banking institutions to regulate the conduct and capacity of payment of the debtors, the level of guarantees and quality of the loans; b) That according to what has been stipulated in such Resolution, "THE BANK" has the obligation to constitute provisions according to the degree of deterioration that the granted credit may suffer; c) That the non-compliance of the obligations at its charge by virtue of this loan contract, may create a serious prejudice to "THE BANK" which must be compensated; and d) That by virtue, "THE SOLIDARY CO-DEBTORS" bind themselves and are liable to pay to "THE BANK" the cost of the amount of the provision these are obliged to do in regards to the loan in question, calculated upon the basis of the interest rates and commissions agreed, in the understanding that this compensation is additional to all other financial cost expected for the loan.

         ARTICLE THIRTY TWO: AUTHORIZATIONS.- At the moment of signing this contract "THE BANK" shall have received from "THE SOLIDARY CO-DEBTORS" and from "THE SOLIDARY GUARANTORS", a certified by its authorized officer, of each of the documents of constitution of such companies, including their Bylaws, in the manner or version found at the moment of signing this contract, as well as copies duly certified by the authorized officers of all the records, shares and corporate decisions taken to authorize the signature and execution of each of the contracts and other documents regarding this transaction.

         ARTICLE THIRTY THREE: SOLUTION OF CONFLICTS.- For all the purposes of this contract, any litigation, controversy or claim resulting from this agreement or regarding the same, its non-compliance, interpretation, resolution or cancellation shall be submitted to arbitration. Such differences shall be solved according to the dispositions of Law No. 50-87 dated June 4, 1987, over Chambers of Commerce and Production and in the Regulation of the Arbitration Court of the Chamber of Commerce and Production of the National District, Inc.

         ARTICLE THIRTY FOUR: COMMON LAW.- For what has not been contemplated in this contract, the parties adhere to the provisions of Common Law.

         ARTICLE THIRTY FIVE: DOMICILE.- For the executive of this contract, "THE SOLIDARY CO-DEBTORS" and "THE BANK" choose their respective domiciles as indicated at the beginning of this act.

         MADE, AGREED AND SIGNED IN FAITH OF WHICH, in five (5) originals of the same tenor and effect, one for each of the contracting parties, one for the Registrar of Titles of the National District and another for purposes of Law 6186, in the City of Santo Domingo, National District, Capital of the Dominican Republic, on the __________ days of the month of ____________of the year two thousand (2000).


                          FOR "THE SOLIDARY CO-DEBTORS"


                          PRICESMART DOMINICANA, S. A.

ERIC TORRES                                                    ALBERTO BONETTI



                         INMOBILIARIA PRICESMART, S. A.


ERIC TORRES                                                    ALBERTO BONETTI

                                 FOR "THE BANK"

                              PEDRO E. CASTILLO L.
                            Executive Vice-President



         I, LIC. ANA MERCEDES CROSS, Lawyer-Notary Public of the National District, CERTIFY AND ATTEST: That the signatures that appear above have been placed free and voluntarily in my presence by Messrs. ERIC TORRES, ALBERTO BONETTI and PEDRO E. CASTILLO L., whose general data are provided in the aforegoing document, to whom I know and have declared to me that these are the same signatures they used in all their acts. in the City of Santo Domingo,
National District, Capital of the Dominican Republic, on the         days of
the month of           of the year two thousand (2000).


                             LIC. ANA MERCEDES CROSS
                              LAWYER-NOTARY PUBLIC